Exhibit 5.01

                                            August 25, 1998

Board of Directors
Ocwen Financial Corporation
The Forum, Building A
1675 Palm Beach Lakes Boulevard
West Palm Beach, FL  33401

Gentlemen:

         We have acted as counsel to Ocwen Financial Corporation, a Florida corporation (the "Company"), in connection with the proposed issuance by the Company of up to 3,646,314 shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), pursuant to the terms of the Ocwen Financial Corporation Long-Term Incentive Plan (the "Plan").

         In connection with such proposed issuance, we have examined the Plan, the Articles of Incorporation of the Company, as amended, the Bylaws of the Company, as amended, the relevant corporate proceedings of the Company, the Registration Statement on Form S-8 covering the issuance of such shares, and such other documents, records, certificates of public officials, statutes and decisions as we consider necessary to express the opinions contained herein. In the examination of such documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to those original documents of all documents submitted to us as certified or photostatic copies.

         Based  on  the  foregoing,   we  are  of  the  opinion  that  when  the
Registration Statement shall have been declared effective by order of the Securities and Exchange Commission and when the Common Stock has been duly issued and delivered pursuant to the terms of the Plan, such shares of Common Stock will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                             Very truly yours,

                                             BUCHANAN INGERSOLL
                                             PROFESSIONAL CORPORATION


                                             By:  /s/ James J. Barnes, Esquire